                                                                      Exhibit 24

                               POWER OF ATTORNEY

       KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Jesse Gary, John DeZee and Leah Patterson, signing singly, the undersigned's true and lawful attorney-in-fact to:

       (1)  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Century Aluminum Company (the
       "Company") Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
       (the "Exchange Act"), and the rules thereunder;

       (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
       3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the "SEC"),
       including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the
       Forms 3, 4 and 5 electronically with the SEC; and

       (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
       Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
       fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitues, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to execute such filings in accordance with the
Exchange Act and the rules thereunder, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

  IN WITNESS WHEREOF, the undersigned  has caused this Power of Attorney to be executed as of this 3rd day of December, 2021.

   /s/Andrew Michelmore
------------------------------------------
Signature

   Andrew Michelmore
------------------------------------------
Print Name